Exhibit 99.1

NEW INVESTMENTS PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (January 15, 2018) - TriLinc Global Impact Fund (“TriLinc”) announced today that it recently approved $22.7 million in term loan and trade finance transactions, bringing total financing commitments as of December 31, 2017 to $380 million for business expansion and socioeconomic development through its holdings in Sub-Saharan Africa, Latin America, and Southeast Asia. The weighted average loan size of the portfolio is $8.18 million with an average duration of 1.97 years. TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.  Since TriLinc commenced operations and through December 31, 2017, TriLinc has funded $813 million in aggregate investments to 73 borrower companies, including $62 million in temporary investments. TriLinc has funded over $292 million to 22 borrower companies supporting 15,278 permanent employees in nine countries in Latin America, over $345 million to 41 borrower companies supporting 16,791 permanent employees located or trading within 16 countries in Sub-Saharan Africa, and over $112 million to 10 borrower companies supporting 764 permanent employees located or trading within five countries in Southeast Asia. Of the aggregate investment amount, the Company has received $431.5 million in full aggregate transaction repayments (54.55% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities. The transaction details are summarized below.

On December 8, 2017, TriLinc funded $4,700,000 as part of an existing $11,000,000 revolving senior secured trade finance facility with a mobile phone distributor based in Hong Kong, which specializes in the trading and distribution of mobile phones, cameras, music players and home appliances. The borrower was appointed to be the exclusive distributor in India of high quality, affordable mobile phones for a multinational networking and telecommunications equipment company.  Priced at 10.00%, the transaction is set to mature on February 17, 2018 and is secured by receivables, personal and corporate guarantees, a collection account, and properties in Hong Kong, with a collateral coverage ratio of ≥1.17x. India has the fastest-growing smartphone market in the world, and TriLinc’s financing will support the distribution of mobile phones throughout the country that are both high quality and affordable. In addition to expanding access to technology within India, the borrower maintains an active corporate social responsibility program in India that is focused on bringing technological education to the youth in West Bengal.

Between December 8, 2017 and December 28, 2017, TriLinc funded eight separate transactions, totaling $5,752,500 as part of a new $10,000,000 senior secured trade finance facility with four different Nigerian cocoa exporters that source cocoa beans at farm gate from local, smallholder farmers and then process them for export. Priced at 17.50%, the transactions are set to mature between September 7, 2018 and September 29, 2018 and are secured by a pledge of goods, assignment of proceeds, goods and in-transit insurance coverage, and credit insurance, with a collateral coverage ratio of ≥1.17x. The majority of the traders’ offtakers are UTZ “Chain of Custody” certified, in addition to members of the World Cocoa Foundation’s African Cocoa Initiative, requiring that sustainable sourcing policies are integrated into the activities of the traders.

On December 15, 2017, TriLinc funded $4,740,000 as part of a new 3.7-year term loan to an SME financier that offers short-term lending to SMEs across Botswana, Zambia, South Africa, and Swaziland, along with a fee-based business development program that trains such SMEs on governance, cash flow management and procurement, and also secures purchase orders with large corporate businesses to encourage incorporation of SMEs into their supply chain. With an interest rate of 12 month Libor +10.00%, the transaction is set to mature on August 15, 2021 and is secured by a general deed of security, assignment of a local collection account, a corporate guarantee, among others, with a cash flow coverage ratio of ≥1.25x. The borrower anticipates that TriLinc’s loan will assist the company in offering business solutions to historically disadvantaged suppliers, such as exempted micro enterprises, qualifying small enterprises, and Black-owned and Black female vendors, which it believes will ultimately improve the Broad Based Black Economic Empowerment scorecard of the larger businesses and support sustainable, equitable development across the region.

On December 19, 2017, TriLinc funded $200,000 as part of an existing $16,050,000 senior secured five-year term loan commitment to a Nigerian marine logistics provider.  Set to mature on September 16, 2020, the transaction will accrue interest at one-month Libor + 10.50% and is secured by the company’s vessel, with a cash flow coverage ratio of 1.1x.  TriLinc’s financing will continue to support the company’s positioning and long-term growth objectives as one of the few locally-owned marine logistics providers operating in a highly competitive industry. Additionally, it is anticipated that TriLinc’s financing will further support the company’s efforts to expand its employee base and increase the number of trained employees.

On December 22, 2017, TriLinc funded $857,307 as part of an existing $15,000,000 senior secured 4.2-year term loan to a Colombian consumer lender that services public sector employees and retirees within small and medium size government agencies throughout the country. Priced at 11.50%, the transaction is set to mature on August 1, 2021, and is secured by the portfolio of payroll deduction loans and all cash flow stemming from such assigned deduction loans, with a cash flow coverage ratio of 2.9x. The borrower anticipates that TriLinc’s loan will assist the company in originating new payroll deduction loans, which would provide middle income consumers with timely and flexible financing for voluntary private consumption.

On December 27, 2017, TriLinc funded $6,500,000 as part of an existing $15,000,000 three year term loan facility to a resource trader based in Hong Kong and operating in Indonesia. Priced at 10.00%, the transaction is set to mature on December 27, 2020 and is secured by a corporate and personal guarantee, assignment of contract, and account charge over bank account, with a cash flow coverage ratio of ≥1.17x. TriLinc’s financing will support the purchase and procurement of resources from mid-sized suppliers in Indonesia to be sold to a large Indian multinational. The borrower supports the supply chain on the ground, generally managing all local logistics, regulatory issues, operational risk, and supplier relationships. The borrower is also indirectly supporting job creation and fostering local economic development in Indonesia through its close relationships with supplier companies who are constructing educational and health facilities and enhancing infrastructure development, such as electricity distribution, clean water access, and transportation. Additionally, the borrower is directly addressing the growing electricity demand in India stemming from economic development, urbanization, and improved electricity infrastructure in many regions of the country.

“TriLinc’s recent investment activity demonstrates our commitment to supporting SMEs that are generating positive social and environmental impact in the communities in which they work,” said Gloria Nelund, CEO of TriLinc. “By financing companies like the SME financier that provides extensive business support and supply chain access to its underserved clients, TriLinc aims to enhance the sustainable growth and development of SME markets worldwide.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.